SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012 (May 29, 2012)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

15A Saddle Road
Cedar Knolls, New Jersey  07927
 (Address of Principal Executive Offices)

___________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Common Stock:  On July 27, 2012, Integrated Capital Partners, Inc. (“ICPI”) converted 200,000 shares of Series A Convertible Preferred Stock into 2,000,000 shares of Common Stock pursuant to, and in accordance with, an Investment Agreement dated January 3, 2011 (See, Exhibit 99.01, of the Company’s Form S-1 filed with the Securities and Exchange Commission on November 18, 2011).

Series A Preferred Stock:  On May 29, 2012 the Company issued 120,000 shares of Series A Convertible Preferred Stock to ICPI in accordance with the January 3, 2011 Investment Agreement. This investment completes the investment commitment under the January 3, 2011 Investment Agreement.  On June 30, 2012, the Company issued to ICPI 95,306 shares of Series A Convertible Preferred Stock which represents payment of the 5% stated Series A Convertible Preferred Stock dividend (through December 31, 2011) as set forth in the January 3, 2011 Investment Agreement.

Item 7.01  Regulation FD Disclosure.

On July 26, 2012 the Company announced in a press release (Pazoo, Inc. Announces Launch of New Investor Relations Webpage) that the Company has made significant enhancements to its Investor Relations webpage on Pazoo.com to inform the public, in a real time fashion, all of the developments and current events of the Company.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
99.01	Press Release Dated July 26, 2012

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2012	Pazoo, Inc.
(Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO